Exhibit 99.3

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

MINNEAPOLIS FIREFIGHTERS’ RELIEF	)
ASSOCIATION, on behalf of itself and all other	)
similarly situated shareholders of Terremark	)
Worldwide, Inc.,	)
)
Plaintiff,	)
)
v.	)	C.A. No. 6175-VCN
)
GUILLERMO AMORE, FRANK BOTMAN,	)
TIMOTHY ELWES, ANTONIO S.	)
FERNANDEZ, MELISSA HATHAWAY,	)
MANUEL D. MEDINA, ARTHUR L. MONEY,	)
MARVIN S. ROSEN, RODOLFO A. RUIZ,	)
JOSEPH R. WRIGHT, JR., VERIZON	)
COMMUNICATIONS INC., AND VERIZON	)
HOLDINGS INC.,	)

Defendants.

NOTICE OF PENDENCY AND PROPOSED

SETTLEMENT OF SHAREHOLDER LITIGATION

TO: ALL PERSONS AND ENTITIES WHO HELD SHARES OF TERREMARK WORLDWIDE INC. (“TERREMARK” OR THE “COMPANY”) COMMON STOCK, EITHER OF RECORD OR BENEFICIALLY, AT ANY POINT BETWEEN AND INCLUDING OCTOBER 1, 2010 AND THE DATE OF THE CONSUMMATION OF THE MERGER (AS DEFINED HEREIN).

PLEASE READ ALL OF THIS NOTICE CAREFULLY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS ACTION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT DESCRIBED BELOW, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS OF THE PROPOSED SETTLEMENT, OR PURSUING THE RELEASED CLAIMS (AS DEFINED HEREIN) AGAINST THE RELEASED PERSONS (AS DEFINED HEREIN).

IF YOU HELD OR TENDERED THE COMMON STOCK OF TERREMARK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.1

I.	PURPOSE OF NOTICE

The purpose of this Notice is to inform you of the proposed settlement (the “Settlement”) of the above-captioned lawsuit (the “Delaware Action”) pending in the Court of Chancery of the State of Delaware (the “Court”). This Notice also informs you of the Court’s preliminary certification of a Settlement Class (as defined below) for purposes of the Settlement, and notifies you of your right to participate in a hearing to be held on June 21, 2011 at 2:00 p.m., before the Court in the Kent County

[1]

The capitalized terms and words employed herein shall have the same meaning as they have in the Stipulation and Agreement of Compromise and Settlement, dated April 2, 2011 (the “Stipulation”) (certain of which are repeated herein for ease of reference only). A copy of the Stipulation is available on the Terremark web site, www.terremark.com.

Courthouse, 38 The Green, Dover, Delaware 19901 (the “Settlement Hearing”), to determine whether the Court should approve the Settlement as fair, reasonable, adequate, and in the best interests of the Settlement Class, to determine whether Minneapolis Firefighters’ Relief Association (“Plaintiff”) and Plaintiff’s Co-Counsel have adequately represented the interests of the Settlement Class in the Delaware Action, and to consider other matters, including a request by Plaintiff’s Co-Counsel for an award of reasonable attorneys’ fees and reimbursement of expenses incurred in connection with the prosecution of the Actions (as defined below).

The Court has determined for purposes of this Settlement only that the Delaware Action shall be preliminarily maintained as a non-opt-out class action under Chancery Court Rules 23(a), 23(b)(1), and 23(b)(2), by Plaintiff as Settlement Class representative, on behalf of a settlement class consisting of:

All Persons who held shares of Terremark common stock, either of record or beneficially, at any time during the time period between and including October 1, 2010 and the date of the consummation of the Merger (the “Settlement Class Period”) (including without limitation the Florida Plaintiffs (as defined below)), other than Defendants (as defined below) and Terremark, the subsidiary companies and affiliates of Terremark and Verizon, and members of the immediate families of the Individual Defendants (as defined below) (the “Settlement Class”).

At the Settlement Hearing, among other things, the Court will consider whether the Settlement Class should be finally certified under Chancery Court Rule 23 and whether Plaintiff and Plaintiff’s Co-Counsel have adequately represented the Settlement Class.

This Notice describes the rights you may have under the Settlement and what steps you may, but are not required to, take in relation to the Settlement.

If the Court approves the Settlement, the parties to the Delaware Action will ask the Court at the Settlement Hearing, among other things, to enter an Order dismissing all claims asserted in the Delaware Action with prejudice on the merits.

If you are a Settlement Class Member, you will be bound by any judgment entered in the Delaware Action whether or not you actually receive this Notice. You may not opt out of the Settlement Class.

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. IT IS BASED ON ALLEGATIONS OR STATEMENTS OF ONE OR MORE OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

II.	BACKGROUND OF THE ACTION

On January 27, 2011, Terremark and Verizon Communications Inc. and Verizon Holdings Inc. (together, “Verizon”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).

On February 10, 2011, pursuant to the Merger Agreement, Verizon filed with the Securities and Exchange Commission (the “SEC”) an Offer to Purchase, offering to purchase for cash all outstanding shares of the common stock of Terremark for $19 per share (as amended from time to time, the “Tender Offer”).

The Merger Agreement provides, among other things, that, following completion of the Tender Offer and upon the terms and subject to the conditions set forth therein and the General Corporation Law of the State of Delaware, as amended, Verizon Holdings will merge with and into Terremark, with Terremark continuing as the surviving corporation and as a wholly-owned subsidiary of Verizon (the “Merger,” and together with the Tender Offer, the “Transactions”).

On February 10, 2011, Terremark filed a Solicitation/Recommendation Statement Under Section 14(d)(4) of the Securities Exchange Act of 1934 in connection with the Tender Offer (as amended from time to time, the “Schedule 14D-9”).

On February 7, 2011, a verified putative class action complaint was filed in the Court of Chancery of the State of Delaware, captioned Minneapolis Firefighters’ Relief Association v. Guillermo Amore, et al., C.A. No. 6175-VCN, challenging the Merger and alleging that it was the product of a breach of fiduciary duty by the Company’s Board of Directors.

Between January 28, 2011 and February 14 2011, five separate putative class action complaints, also challenging the Merger, were filed in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida, captioned: (i) Eileen Stackewicz v. Terremark Worldwide, Inc., et al., No. 11-03106 CA 40; (ii) Norbert Shaefer v. Terremark Worldwide, Inc., et al., No. 11-03274 CA 32 & 11-03279 CA 32; (iii) Michael Jiannaras v. Terremark Worldwide, Inc., et al., No. 11-03471 CA 40; (iv) Andres Trejo v. Terremark Worldwide, Inc., et al., No. 11-04668 CA 3; and (v) Clifton Adams v. Guillermo Amore, et al., No. 11-04838 CA 13 (collectively, the “Florida State Actions”).

On February 2, 2011 and February 17, 2011, respectively, putative class action complaints, also challenging the Merger, were filed in the United States District Court for the Southern District of Florida, captioned: (i) Thom Hogan v. Terremark Worldwide, Inc., et al., No. 1:11-CV-20369-MGC; and (ii) Norman Abril v. Manuel Medina, et al., No. 1:11-CV20555-CMA (collectively, the “Florida Federal Actions,” and together with the Florida State Actions, the “Florida Actions”) (the Florida Actions and the Delaware Action are collectively referred to herein as the “Actions”).

The Plaintiff in the Delaware Action filed a motion for a preliminary injunction with respect to the Transactions and an accompanying application for expedited discovery.

On February 15, 2011, Vice Chancellor Noble of the Court of Chancery of the State of Delaware set a hearing in the Delaware Action on the Plaintiff’s Motion for a Preliminary Injunction for March 2, 2011.

Between February 11, 2011 and February 24, 2011, the Plaintiff in the Delaware Action and Defendants engaged in expedited discovery. Expedited discovery has included the production of over 100,000 pages of documents by Defendants, Plaintiff and certain third parties, and four depositions.

The parties to the Florida Actions had access to the discovery taken in the Delaware Action.

On February 26, 2011, Plaintiff in the Delaware Action served a verified amended complaint after the filing of the Schedule 14D-9 and discovery.

On February 26, 2011, Plaintiff in the Delaware Action also filed its opening brief in support of its motion for a preliminary injunction with respect to the Transactions which, among other things, included arguments that the Schedule 14D-9 contained false and misleading statements and omitted material information.

After extensive arm’s-length negotiations, the Parties reached an agreement in principle to settle the Actions. On February 28, 2011, the Parties entered into and executed a Memorandum of Understanding (“MOU”) setting forth the principal terms of the Settlement.

Pursuant to the MOU, on February 28, 2011, (i) Terremark made the additional disclosures concerning the Tender Offer set forth in Exhibit A hereto; and (ii) Verizon and Terremark entered into the amendment to the Merger Agreement set forth in Exhibit B hereto.

The Parties engaged in further discussions and negotiations with respect to the final terms of the Settlement and executed the Stipulation on April 2, 2011. Pursuant to the Stipulation, the Parties have, among other things, agreed to settle the Released Claims (including without limitation those asserted in the Florida Actions as well as those arising under both state and federal law) against the Released Parties and to fully and completely settle and resolve the Actions and all claims that were asserted or that could have been asserted therein on the terms and conditions contained therein, without any admission of liability or wrongdoing.

Plaintiff’s Co-Counsel have represented that Plaintiffs and counsel for the Plaintiffs in the Florida Actions (Andres Trejo, Norman Abril, Thom Hogan, Michael Jiannaras, Eileen Stackewicz, Norbert Shaefer, and Clifton Adams (collectively, the “Florida Plaintiffs”)) have agreed to the Settlement on the terms and conditions set forth in the Stipulation.

Terremark and Defendants vigorously deny all allegations of wrongdoing, fault, liability or damage to Plaintiff, the Florida Plaintiffs and the Settlement Class and otherwise deny that they engaged in any wrongdoing or committed, or aided or abetted, any violation of law or breach of duty and believe that they acted properly, in good faith and in a manner consistent with their legal duties and obligations, and have entered into the Stipulation solely to avoid the substantial burden, expense, inconvenience and distraction of continued litigation and to resolve the Released Claims against the Released Persons fully and finally.

Plaintiff and Plaintiff’s Co-Counsel have determined that a settlement on the terms reflected in the Stipulation is fair, reasonable and adequate and in the best interest of the Settlement Class. Plaintiff and Plaintiff’s Co-Counsel have determined that the settlement will provide the Settlement Class with an improved opportunity to obtain higher consideration for their shares as well as additional information material to their decision with respect to the Tender Offer and the Merger without any admission as to the lack of merit of any of the claims asserted in the Actions.

On April 4, 2011, the parties submitted the Stipulation to the Court, which resulted in the Court entering a scheduling order (the “Scheduling Order”), dated April 8, 2011, that, among other things, preliminarily, for purposes of the Settlement only, certified the Settlement Class, directed that notice of the Settlement be provided to the Settlement Class, and scheduled the Settlement Hearing to consider whether to grant final approval of the Settlement.

III.	THE BENEFITS OF THE SETTLEMENT

In consideration for the full settlement and dismissal with prejudice of the Actions and the releases provided for in the Stipulation: (a) Terremark agreed to make certain additional disclosures concerning the Tender Offer set forth in Exhibit A hereto, which disclosures were made on February 28, 2011; and (b) Terremark and Verizon agreed to amend the Merger Agreement as set forth in Exhibit B hereto, which amendment was entered into on February 28, 2011. Other than any attorneys’ fees and expenses that may be awarded by the Court, the Defendants shall have no other obligations, liabilities or responsibilities in connection with the Settlement except as specifically set forth in the Stipulation.

IV.	RELEASES

The Stipulation provides, among other things, that if the Settlement is approved, upon the Effective Date, each and every one of the Releasing Plaintiffs (as defined below, which includes the plaintiffs in the Florida Actions) shall completely, fully, finally, and forever release, relinquish, discharge and dismiss with prejudice any and all of the Released Claims (as defined below and which includes claims, among other things, arising under state and federal law, as well as all of the claims asserted in the Florida Actions) against each of the Released Persons (as defined below), and shall be forever barred, prevented and enjoined from commencing, instituting or prosecuting any and all of the Released Claims against each and every one of the Released Persons.

The Stipulation also provides that that if the Settlement is approved, upon the Effective Date, each and every one of the Releasing Defendant Parties (as defined below) shall completely, fully, finally, and forever release, relinquish, discharge and dismiss with prejudice any and all of the Defendants’ Claims (as defined below) against each of the Released Plaintiff Parties (as defined below) and shall be forever barred, prevented and enjoined from commencing, instituting or prosecuting any and all of the Defendants’ Claims against each and every one of the Released Plaintiff Parties.

As provided in the Stipulation, “Defendants’ Claims” means any and all claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, interests, debts, expenses, charges, rights, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, perfected or not perfected, choate or inchoate, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, ripened or unripened, including Unknown Claims (defined below), whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule and upon any legal theory, no matter how asserted, that now or that heretofore existed, but only to the extent that they: (i) were or could have been alleged, asserted, raised, made, set forth, or claimed by any or all of the Releasing Defendant Parties against any or all of the Released Plaintiff Parties in the Actions or any other court, tribunal, forum, or proceeding, and (ii) are based upon, arise out of, relate to, concern or involve, directly or indirectly, the institution, prosecution, settlement or dismissal of the Actions. Defendants’ Claims shall not, however, include any claims to enforce the terms of the Settlement or this Stipulation.

As provided in the Stipulation, “Released Claims” means any and all claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, interests, debts, expenses, charges, rights, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, perfected or not perfected, choate or inchoate, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, ripened or unripened, including Unknown Claims (defined below), whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule and upon any legal theory (including but not limited to any claims arising under the federal securities laws, including any claims arising under Section 14 of the Securities Exchange Act of 1934, or any claims that could be asserted derivatively on behalf of Terremark), no matter how asserted, that now exist or that heretofore existed, that have been asserted in the Actions or that could have been asserted in the Actions or in any other court, tribunal, forum or proceeding by Plaintiffs or any of the other Class Members which arise out of its/her/his status as a Terremark stockholder during the Settlement Class Period, and that are based upon, arise out of, relate in any way to, concern, or involve, directly or indirectly, any of the following: (A) the Merger; (B) the Merger Agreement or any amendments thereto; (C) any actions, deliberations or negotiations in connection with the Merger, or any amendment thereto, including the process of deliberation or negotiation by each of Terremark and Verizon and any and all of their respective officers, directors, employees, representatives or advisors; (D) the consideration received by Settlement Class Members in connection with the Tender Offer, or any amendment thereto; (E) the Transactions; (F) the Offer to Purchase, the Schedule 14D-9, or any other disclosures, public filings, periodic reports, press releases, proxy statements or other statements issued, made available or filed relating to or discussing, directly or indirectly, the Transactions; (G) the Tender and Support Agreements, dated January 27, 2011, entered into by each of Cyrte Investments GP I BV, Sun Equity Assets Limited and VMware Bermuda Limited with Verizon; (H) any fiduciary obligations of any of the Released Persons (defined below) in connection with the Merger or the Merger Agreement, or any amendment thereto, including the negotiation and consideration of the Merger or any amendment thereto or any disclosures related thereto; and/or (I) any other matters, things or causes whatsoever, or any series thereof, that were alleged, asserted, raised, made, set forth, claimed, embraced, involved in, referred to, or related to, directly or indirectly, the Actions (including without limitation the Florida Actions) or the subject matter of the Actions. The Released Claims shall not, however, include: (a) any claims to enforce the Settlement or this Stipulation; or (b) claims solely for statutory appraisal with respect to the Merger pursuant to Section 262 of the Delaware General Corporation Law of the State of Delaware by Terremark stockholders who properly perfected such claims for appraisal and have not otherwise waived their appraisal rights.

As provided in the Stipulation, “Released Persons” means each of: (i) the Defendants; (ii) Terremark; (iii) any Person in which any Defendant or Terremark has a controlling interest, or which is related to or affiliated with any of the Defendants or Terremark; (iv) the Defendants’ respective past and/or present family members, heirs, executors, administrators, predecessors, successors, assigns, parents, subsidiaries, employees, officers, directors, agents, investment bankers (including Goldman), and attorneys; and (v) Terremark’s respective past and/or present family members, heirs, executors, administrators, predecessors, successors, assigns, parents, subsidiaries, employees, officers, directors, agents, investment bankers (including Credit Suisse), and attorneys.

As provided in the Stipulation, “Releasing Plaintiffs” means Plaintiff and each Settlement Class Member, on behalf of themselves and each of their respective agents, representatives, heirs, executors, administrators, predecessors, trustees, successors, assigns, transferees, immediate and remote, and any other Person who has the right, ability, standing or capacity to assert, prosecute or maintain on behalf of any Settlement Class Member any of the Released Claims or to obtain the proceeds of any recovery therefrom in whole or in part.

As provided in the Stipulation, “Releasing Defendant Parties” means Terremark, the Defendants and each of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns, or transferees, immediate and remote, and any other Person who has the right, ability, standing or capacity to assert, prosecute or maintain on behalf of Terremark and/or the Defendants any of the Defendants’ Claims or to obtain the proceeds of any recovery therefrom in whole or in part.

As provided in the Stipulation, “Released Plaintiff Parties” means Plaintiff, all Settlement Class Members and their respective counsel.

As provided in the Stipulation, “Unknown Claims” means: any and all Released Claims and Defendants’ Claims that any Releasing Plaintiff or Releasing Defendant Party, respectively (as well as his, her or its respective counsel) does not know or suspect to exist in his, her, or its favor at the time of the release, including without limitation those which if known by him, her, or it might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Released Claims and Defendants’ Claims, the Parties stipulate and agree that upon the Effective Date, each Releasing Plaintiff and each Releasing Defendant Party, respectively, shall expressly waive, relinquish and release (and by operation of the Final Order and Judgment shall be deemed to have waived, relinquished, and released) any and all provisions, rights and benefits conferred under Cal. Civ. Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR,

or by any law of the United States or any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542. Plaintiff, on behalf of itself and each of the Releasing Plaintiffs, acknowledges, and by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true, but that it is intention of the Plaintiff, and by operation of law and the Final Order and Judgment each of the Releasing Plaintiffs (including the members of the Settlement Class), to extinguish completely, irrevocably, fully, finally and forever any and all Released Claims, known or unknown, suspected or unsuspected, without regard to the subsequent discovery of additional or different facts. Terremark and Defendants, on behalf of their respective Releasing Defendant Parties, acknowledges, and by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true, but that it is the intention of Terremark and the Defendants, and by operation of law and the Final Order and Judgment each of the Releasing Defendant Parties, to extinguish completely, irrevocably, fully, finally and forever any and all Defendants’ Claims, known or unknown, suspected or unsuspected, without regard to the subsequent discovery of additional or different facts. The Parties acknowledge (and the other Releasing Plaintiffs and the Releasing Defendant Parties shall be deemed to have acknowledged) that the inclusion of “Unknown Claims” in the definition of Released Claims and Defendants’ Claims was separately bargained for and was a key element of the Settlement.

V.	REASONS FOR THE SETTLEMENT

Plaintiff and Plaintiff’s Co-Counsel have reviewed and analyzed the facts and circumstances relating to the claims asserted in the Delaware Action. Plaintiff has reviewed over 100,000 pages of documents and has taken four depositions. Plaintiff’s Co-Counsel have analyzed the evidence adduced during their investigation and pretrial discovery and have researched the applicable law with respect to the claims of Plaintiff and the Settlement Class against Terremark and the Defendants and the potential defenses thereto.

Based on this investigation and pre-trial discovery, Plaintiff has decided to enter into the Stipulation and settle the Delaware Action, after taking into account, among other things, (1) the substantial benefits to members of the Settlement Class from the litigation of the Delaware Action and the Settlement; (2) the risks of continued litigation in the Delaware Action; and (3) the conclusion reached by Plaintiff and Plaintiff’s Co-Counsel that the Settlement upon the terms and provisions set forth in the Stipulation is fair, reasonable, adequate, and in the best interests of the Settlement Class and will result in a material benefit to them.

Terremark and the Defendants in the Delaware Action have denied, and continue to deny, that they have committed or aided and abetted in the commission of any violation of law or engaged in any of the wrongful acts alleged in the Delaware Action, and expressly maintain that they complied with their fiduciary and other legal duties, and have entered into the Stipulation solely because the Settlement will eliminate the burden and expense of further litigation.

VI.	APPLICATION FOR ATTORNEYS’ FEES AND EXPENSES

Plaintiff’s Co-Counsel, on behalf of all Plaintiffs’ counsel, intend to petition the Court for an award of attorneys’ fees in the amount of $4 million and costs and disbursements up to $100,000 in connection with the Actions. Terremark and the Defendants acknowledge that the pendency and prosecution of the Actions and the negotiations between the Parties’ counsel were the cause of Terremark’s agreement to make the additional disclosures reflected in Exhibit A and Verizon’s and Terremark’s decision to make the amendments to the Merger Agreement set forth in Exhibit B. Plaintiff’s Co-Counsel waive any right to seek any award of attorneys’ fees or expenses except as provided in the Stipulation. Terremark and the Defendants have, however, reserved all of their rights to oppose, challenge or object to the fee award application that Plaintiff’s Co-Counsel intends to file. Except as provided in the Stipulation, Defendants and the Released Persons shall not bear any other expenses, costs, damages, or fees alleged or incurred by Plaintiff, any Settlement Class Member, or by any of their attorneys, experts, advisors, agents or representatives. Terremark (or its successor entity), on behalf of and for the benefit of itself and the Defendants in the Action, has agreed to pay any final award of fees and expenses by the Court.

If the Court grants the fee petition, fees and expenses awarded shall be paid to Plaintiff’s Co-Counsel within five (5) days after the Court enters the Judgment, notwithstanding the existence of any timely-filed objections thereto, potential for appeal therefrom, or any collateral attack on the Settlement or any part thereof, subject to the obligations of Plaintiff’s Co-Counsel to refund or repay the corresponding amount to Terremark (or its successor in interest) if and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the fee or expense award is reversed, vacated, or reduced on appeal or as otherwise provided in the Stipulation.

The Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of any consideration and ruling on Plaintiff’s Co-Counsel’s application for an award of reasonable attorneys’ fees and expenses. The Settlement is not conditioned in any way on any award of attorneys’ fees and expenses to Plaintiff’s Co-Counsel. Neither Plaintiff nor any Settlement Class Member shall have any right to terminate or withdraw from the Settlement by reason of any order or other proceeding relating to any application by Plaintiff’s Co-Counsel for an award of attorneys’ fees and/or expenses. No fees or expenses shall be paid to Plaintiff’s Co-Counsel in the absence of approval by the Court of the complete release of all Released Persons as contemplated in the Stipulation.

VII.	CLASS ACTION DETERMINATION

For purposes of this Settlement, the Court has ordered that the Delaware Action shall be preliminarily maintained as a class action under Chancery Court Rules 23(a), 23(b)(l), and 23(b)(2), on behalf of the Settlement Class as defined above. In the event the Settlement does not become effective for any reason, the Defendants reserve the right to oppose certification of any plaintiff class in the Actions or in any other future proceedings.

VIII.	SETTLEMENT HEARING

The Court has scheduled a Settlement Hearing, which will be held on June 21, 2011 at 2:00 p.m. (the “Settlement Hearing Date”), in the Kent County Courthouse, 38 The Green, Dover, Delaware 19901 to: (a) determine whether the proposed Settlement, on the terms and conditions provided for in the Stipulation, is fair, reasonable, adequate, and in the best interests of Plaintiff and the Settlement Class and should be approved by the Court; (b) determine whether the preliminary class certification discussed above shall be made final; (c) determine whether Plaintiff and Plaintiff’s Co-Counsel have adequately represented the Settlement Class; (d) determine whether the Court should enter an Final Order and Judgment as provided in the Stipulation, dismissing with prejudice the claims asserted in the Delaware Action and releasing the Released Claims (including the claims asserted in the Florida Actions) against the Released Persons; (e) hear the application by Plaintiff’s Co-Counsel for an award of attorneys’ fees and reimbursement of litigation expenses; (f) hear and determine any objections to the Settlement or the application of Plaintiff’s Co-Counsel for an award of attorneys’ fees and expenses; and (g) rule on such other matters as the Court may deem appropriate.

The Court has reserved the right to adjourn the Settlement Hearing or any adjournment thereof, including the hearing on the application for attorneys’ fees and expenses, without further notice of any kind to the Settlement Class Members other than by oral announcement at the Settlement Hearing or any adjournment thereof. The Court has also reserved the right to approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the Parties to the Stipulation and without further notice to the Settlement Class.

IX.	RIGHT TO APPEAR AND OBJECT

Any member of the Settlement Class who objects to the Settlement and/or the Final Order and Judgment to be entered by the Court, and/or Plaintiff’s Co-Counsel’s fees and expenses application, or otherwise wishes to be heard, may appear personally or by counsel at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no member of the Settlement Class may be heard and no papers or briefs submitted by or on behalf of any member of the Settlement Class shall be received and considered, except by Order of the Court for good cause shown, unless, no later than June 7, 2011, copies of: (a) a written notice of intention to appear, identifying the name, address, and telephone number of the objector and, if represented, their counsel; (b) a written detailed statement of such person’s specific objections to any matter before the Court; (c) proof of membership in the Settlement Class, including a listing of all transactions in Terremark common stock during the Settlement Class Period; (d) the grounds for such objections and any reasons for such Person’s desiring to appear and be heard; and (e) all documents and writings such Person desires the Court to consider, are served by hand or overnight mail upon each of the following counsel:

Mark Lebovitch	Jon Abramczyk
BERNSTEIN LITOWITZ BERGER &	MORRIS, NICHOLS, ARSHT & TUNNEL, LLP
GROSSMANN LLP	1201 North Market Street
1285 Avenue of the Americas	Wilmington, DE 19899
New York, NY 10019
Danielle L. Rose
Stuart M. Grant	KOBRE & KIM LLP
GRANT & EISENHOFER P.A.	800 Third Avenue
1201 N. Market St.	New York, NY 10022
Wilmington, DE 19801
Counsel for Terremark Worldwide, Inc,
Plaintiff’s Co-Counsel	Guillermo Amore, Frank Botman, Timothy
Elwes, Antonio S. Fernandez, Melissa
Catherine G. Dearlove	Hathaway, Arthur L. Money, Marvin S.
RICHARDS, LAYTON & FINGER, P.A.	Rosen, Rodolfo A. Ruiz and Joseph R. Wright, Jr.
One Rodney Square
920 North King Street	Matthew E. Fischer
Wilmington, DE 19801	POTTER ANDERSON & CORROON LLP
1313 N. Market Street
Greg Danilow	Wilmington, DE 19801
WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue	Stephen Binhak
New York, New York 10153	THE LAW OFFICE OF STEPHEN JAMES
BINHAK, P.L.L.C.
Counsel for Defendants	2 South Biscayne Blvd., 35th Floor
Verizon Communications Inc.	Miami, FL 33131
and Verizon Holdings Inc.
Counsel for Manuel D. Medina

Such papers must also be filed by June 7, 2011 with the Register in Chancery, Court of Chancery, 38 The Green, Dover, DE 19901.

Any Settlement Class member who does not object to the Settlement or the request by Plaintiff’s Co-Counsel for an award of attorneys’ fees and expenses need not take any action with respect to this notice or this Settlement.

Unless the Court otherwise directs, no member of the Settlement Class will be entitled to object to the approval of the Settlement, to the judgment to be entered in the Delaware Action, or Plaintiff’s Co-Counsel’s application for an award of attorneys’ fees and expenses, nor will he, she or it otherwise be entitled to be heard with respect to any aspect of the Settlement, except by serving and filing a written objection as described above.

Any member of the Settlement Class who does not make his, her or its objection in the manner described above shall be deemed to have waived his, her or its right to object to the Settlement, the entry of the judgment, and/or the request by Plaintiff’s Co-Counsel for an award of attorneys’ fees and expenses, and shall forever be barred and foreclosed from objecting to the fairness, reasonableness or adequacy of the proposed Settlement (including the releases and liability protections for the Released Persons contained therein), the entry of the judgment, and/or the requested award of attorneys’ fees and expenses, or from otherwise being heard with respect to any aspect of the Settlement, in this Action or in any other action or proceeding.

X.	INTERIM INJUNCTION

Pending final determination by the Court of whether the Settlement should be approved: (a) all proceedings in the Delaware Action (other than those necessary to effectuate the Settlement) are stayed; and (b) Plaintiff and all members of the Settlement Class (including each and all of the Florida Plaintiffs), or any of them, are barred and enjoined from commencing, prosecuting, maintaining, instigating, seeking relief in (including without limitation by application or motion for a preliminary injunction or equitable relief) or in any other way participating in any action, forum or other proceeding (including without limitation the Delaware Action and each of the Florida Actions), asserting any claim concerning, based upon, arising out of, or related (directly or indirectly) to any Released Claim (including those claims which arise under federal law) against any of the Released Persons.

XI.	ORDER AND JUDGMENT OF THE COURT

If the Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate and in the best interests of the Settlement Class, the Parties will ask the Court to enter a Final Order and Judgment, which will, among other things:

a.	Determine that the form and manner of notice is the best notice practicable under the circumstances and fully complies with each of the requirements of due process, Delaware Court of Chancery Rule 23 and all other applicable law and rules;

b.	Determine that all members of the Settlement Class are bound by the Final Order and Judgment;

c.	Determine that the Delaware Action is a proper class action pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2) and finally certify the Settlement Class;

d.	Determine that the Settlement is fair, reasonable, adequate, and in the best interests of Plaintiff and the Settlement Class;

e.	Approve and effectuate the releases provided for in the Stipulation;

f.	Bar and enjoin the Settlement Class Members from instituting, commencing, or prosecuting any and all Released Claims (including all of the claims asserted in the Florida Actions, whether under state or federal law) against all Released Persons; and

g.	Award Plaintiff’s Co-Counsel fair and reasonable attorneys’ fees and expenses.

XII.	INSTRUCTIONS TO BROKERS AND OTHERS WHO HOLD FOR THE BENEFIT OF OTHERS

Brokerage firms, banks and/or other persons or entities who hold shares of Terremark common stock for the benefit of others are directed to immediately send this Notice to all such beneficial owners. If additional copies of the Notice are needed for forwarding to such beneficial owners, any requests for such additional copies or provision of a list of names and mailing addresses of beneficial owners may be made to:

Terremark Worldwide Notice Administrator

c/o Kurtzman Carson Consultants LLC

P.O. Box 6177

Novato, CA 94948-6177

terremark@kccllc.com

XIII.	SCOPE OF THE NOTICE

This Notice is not all-inclusive. The references in this Notice to the pleadings in the Action, the Stipulation, and other papers and proceedings are only summaries and do not purport to be comprehensive. For the full details of the Delaware Action, claims that have been asserted by the parties and the terms and conditions of the Settlement, including a complete copy of the Stipulation, members of the Settlement Class are referred to the Court files in the Delaware Action. You or your attorney may examine the Court files from the Delaware Action during regular business hours of each business day at the office of the Register in Chancery, in the Kent County Courthouse, 38 The Green, Dover, Delaware 19901. Additional information, including a copy of the Stipulation, is available on Terremark’s website: www.terremark.com. Questions or comments regarding the Settlement may be directed to Plaintiff’s Co-Counsel:

Mark Lebovitch

BERNSTEIN LITOWITZ BERGER &

GROSSMANN LLP

1285 Avenue of the Americas

New York, NY 10019

Stuart M. Grant

GRANT & EISENHOFER P.A.

1201 N. Market St.

Wilmington, DE 19801

DO NOT WRITE OR TELEPHONE THE COURT.

Dated: April 18, 2011	BY ORDER OF THE COURT

/s/ Kenneth J. Lagowski
Kenneth J. Lagowski
Register in Chancery

Exhibit A

Additional Disclosures Concerning the Tender Offer

1)	Item 4, “The Solicitation or Recommendation” will be amended and supplemented by deleting the sixteenth paragraph set forth under the heading “Background of the Offer and Merger – Commercial Partnering Arrangements with Parent and Events Leading to the Merger Agreement” and replacing it in its entirety with the following paragraph:

After further discussion about the Company’s outlook and prospects and the potential for an acquisition by the Company to materially enhance revenue growth and Stockholder value, including a review of an analysis delivered by Credit Suisse at the request of management, the Board authorized management to inform Parent that Parent’s price proposal could not be a basis for any substantive sale transaction discussions. However, the Board authorized Mr. Medina to further inform Parent that the Company would be willing to engage in a preliminary dialogue with management at Verizon regarding a potential sale transaction, provided that Parent was willing to (i) respond with a firm offer price in excess of $16.00 - $18.00, (ii) outline an exploratory and due diligence process that was not disruptive to management and execution of the Company’s business generally and (iii) clarify in detail, to the Board’s satisfaction, Parent’s contemplated transaction structure and timing.

2)	Item 4, “The Solicitation or Recommendation” will be amended and supplemented by inserting a new twenty-seventh paragraph under the heading “Background of the Offer and Merger – Commercial Partnering Arrangements with Parent and Events Leading to the Merger Agreement” which reads as follows:

In late December and early January of 2010, the Company and its representatives received oral communications from parties responding to apparent market rumors that the Company was engaged in discussions concerning a possible sale of the Company or other extraordinary transaction, including an investment bank expressing interest in advising the Company in any such transaction and a telecommunications company inquiring as to the validity of such rumors. Consistent with its policy of not responding to rumors and its obligations under the Confidentiality Agreement the Company had executed with Verizon, the Company’s representatives did not respond to these parties, and no further communications were received from such parties.

3)	Item 4, “The Solicitation or Recommendation” will be amended and supplemented by deleting the first paragraph set forth under the heading “Opinion of the Company’s Financial Advisor – Other Matters” and replacing it in its entirety with the following paragraph:

The Company engaged Credit Suisse as its exclusive financial advisor in connection with the Transaction. The Company selected Credit Suisse based on Credit Suisse’s qualifications, experience and reputation, and its familiarity with the Company and its business. Credit Suisse is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. For services rendered in connection with the delivery to the Board of Directors of its opinion that, as of January 27, 2011 and subject to the assumptions and qualifications set forth therein, the Offer Price and the Merger Consideration was fair to Stockholders from a financial point of view, the Company paid Credit Suisse an investment banking fee upon delivery of its opinion of $2,000,000 (the “Opinion Fee”). Additionally, the Company will pay Credit Suisse a fee of $15,000,000 (the “Base Fee”) for advisory services in connection with the Merger, which is contingent upon consummation of the Merger; provided, however, that the Company would be obligated to pay Credit Suisse the Base Fee upon consummation of the Offer if more than 80% of the Shares outstanding are validly tendered, accepted for payment and paid for in the Offer. If the per Share consideration in the Merger, the Offer or any similar transaction involving the Company exceeds $19.00, then the Company will pay Credit Suisse an additional fee equal to 0.72% of the incremental portion of such increase in consideration in excess of $19.00, which fee is contingent upon the closing of such transaction (the “Additional Fee” and together with the Base Fee, the “Transaction Fee”). The Opinion Fee will be fully creditable against the Transaction Fee. The Company also agreed to reimburse Credit Suisse for its reasonable and customary expenses, including the reasonable fees and expenses of one firm of outside legal counsel, resulting from or arising out of the Company’s engagement of Credit Suisse in respect of the Offer and the Merger, and the Company will indemnify Credit Suisse, including liabilities under federal securities laws, relating to, or arising out of, its engagement.

4)	Item 4, “The Solicitation or Recommendation” will be amended and supplemented by deleting the third paragraph set forth under the heading “Opinion of the Company’s Financial Advisor – Selected Public Company Analysis” replacing it in its entirety with the following paragraph:

Credit Suisse reviewed, among other things, various trading multiples for the Company and the other selected companies using closing stock prices as of January 25, 2011 and information it obtained from management estimates, public filings, publicly available research analyst estimates (with respect to the other selected companies) and other publicly available information.

[TABLE TO FOLLOW REMAINS UNCHANGED]

5)	Item 4, “The Solicitation or Recommendation” will be amended and supplemented by deleting the fourth paragraph set forth under the heading “Opinion of the Company’s Financial Advisor – Selected Public Company Analysis” replacing it in its entirety with the following paragraph:

Based upon Credit Suisse’s review of the Company and the other selected public companies, Credit Suisse then applied a range of multiples of 10.0x to 13.0x to estimated calendar year 2011 (“CY 2011E”) adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”), to corresponding financial data for the Company, using financial estimates provided by the Company’s management. The adjustments to EBITDA performed by Credit Suisse in its analysis consist of, among other items, non-recurring charges and share-based payments of the Company. The growth adjusted EBITDA multiple for calendar year 2010 (“CY 2010”) is derived from the adjusted EBITDA multiple for such year divided by the CY 2010 to calendar year 2012 adjusted EBITDA growth, while the growth adjusted EBITDA multiple for CY 2011 is derived from the adjusted EBITDA multiple for such year divided by the calendar year 2011 to calendar year 2013 adjusted EBITDA growth. The selected multiple range was chosen based on Credit Suisse’s experience and judgments after reviewing the selected companies and their corresponding multiples taken as a whole and do not reflect separate or quantifiable judgments regarding individual multiples or companies. This analysis indicated the following implied per share equity reference range for the Company, as compared to the Per Share Consideration to be received by the Stockholders in the Transaction:

[TABLE TO FOLLOW REMAINS UNCHANGED]

6)	Item 4, “The Solicitation or Recommendation” will be amended and supplemented by deleting the paragraph set forth under the heading “Opinion of the Company’s Financial Advisors – Other Factors” replacing it in its entirety with the following paragraph:

In rendering its fairness opinion, Credit Suisse also reviewed and considered other factors, including:

•

Publicly available equity research analysts’ price targets for the Company (which consisted of 18 publicly available analyst price targets with six to eighteen month price targets ranging from $9.60 to $18.00).

•	The high and low trading prices of the Shares during the 52-week period ended January 25, 2011.

7)	Item 4, “The Solicitation or Recommendation” will be amended and supplemented by deleting the second paragraph set forth under the heading “Opinion of the Company’s Financial Advisor – Discounted Cash Flow Analysis” and replacing it in its entirety with the following paragraph:

Credit Suisse calculated a range of estimated terminal values for the Company of $2.394 billion to $3.033 billion by applying a range of trailing LTM terminal EBITDA multiples of 7.5X to 9.5X to 2015E calendar year estimated EBITDA. The estimated free cash flows and terminal values were then discounted to present value using discount rates ranging from 8.00% to 11.00%. The range of terminal EBITDA multiples were selected by Credit Suisse based on Credit Suisse’s experience in the valuation of businesses and securities and Credit Suisse’s familiarity with the Company and its business. The range of discount rates were selected by Credit Suisse based on the weighted average cost of capital of the Company and based on Credit Suisse’s experience in the valuation of businesses and securities and Credit Suisse’s familiarity with the Company and its business.

8) In addition, certain conforming amendments will be made to reflect the agreements contemplated in this MOU, including, but not limited, to the following Sections:

(a) Item 2, “Identity and Background of Filing Person” under the heading “Permissible Extensions of the Offer”

(b) Item 4, “The Solicitation or Recommendation” under the heading “Recommendation of the Board of Directors”

(c) Item 8, “Additional Information” under the heading “Litigation”

Exhibit (d)(6)

Exhibit B	EXECUTION COPY

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) dated as of February 28, 2011, is by and among Verizon Communications Inc., a Delaware corporation (“Parent”), Verizon Holdings Inc., a Delaware corporation and wholly owned Subsidiary of Parent (“Purchaser”), and Terremark Worldwide, Inc., a Delaware corporation (the “Company”).

WHEREAS, Parent, Purchaser and the Company entered into that certain Agreement and Plan of Merger dated as of January 27, 2011 (the “Merger Agreement”);

WHEREAS, Purchaser commenced the Offer on February 10, 2011;

WHEREAS, Parent, Purchaser and the Company now intend to amend certain provisions of the Merger Agreement as set forth herein; and

WHEREAS, the Board of Directors of the Company has approved the execution and delivery of this Amendment on behalf of the Company and recommends the Transactions as amended hereby.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Purchaser, and the Company agree as follows:

SECTION 1. Defined Terms. Capitalized terms used herein that are not otherwise defined have the meanings set forth in the Merger Agreement.

SECTION 2. Amendments to Merger Agreement. The Merger Agreement is hereby amended as follows:

2.1 The first sentence of Section 1.1(c) of the Merger Agreement shall be amended in its entirety to read as follows:

(c) Expiration and Extensions of the Offer. The Offer shall initially be scheduled to expire at midnight, New York City time, on March 21, 2011 (the “Initial Offer Expiration date”); provided that, if at any scheduled expiration of the Offer, any Offer Condition is not then satisfied or, to the extent permitted by this Agreement and applicable Law, waived, then Purchaser shall extend the Offer on one or more occasions for consecutive periods of at least five (5) Business Days but no more than ten (10) Business Days, each as determined by Parent, or for such longer period(s) as Parent and the Company may otherwise agree, up until the Walk-Away Date to permit such Offer Condition(s) to be satisfied; provided, however, that, if all of the Offer Conditions other than the Minimum Condition and those Offer Conditions that by their nature are to be satisfied at the expiration of the Offer have been satisfied or, to the extent permitted by this Agreement and applicable Law, waived, Purchaser shall have the right, but not the obligation, to terminate the Offer ten (10) days after the date on which all of the Offer Conditions other than the Minimum Condition and those Offer Conditions that by their nature are to be satisfied at the expiration of the Offer have been satisfied or, to the extent permitted by this Agreement and applicable Law, waived (but not earlier than April 27, 2011).

2.2 The first sentence of Section 5.4(c) of the Merger Agreement shall be amended in its entirety to read as follows.

If following the Offer Closing or Offer Termination this Agreement has not been validly terminated pursuant to Section 7.1 and the adoption of this Agreement by the Company’s stockholders is required by applicable Law, then the Company shall have the right at any time after the Proxy Statement Clearance Date to (and Parent and Purchaser shall have the right, at any time after the Proxy Statement Clearance Date other than if the Company Board has made a Company Adverse Recommendation Change in accordance with Section 5.2(e)), to request in writing that the Company, and upon receipt of such written request, the Company shall, as promptly as practicable and in any event within ten (10) Business Days after such receipt), (i) establish a record date for and give notice of a meeting of its stockholders, for the purpose of voting upon the adoption of this Agreement (the “Stockholders’ Meeting”), and (ii) mail to the holders of Shares as of the record date established for the Stockholders’ Meeting a Proxy Statement (the date the Company elects to take such action or is required to take such action, the “Proxy Date”).

2.3 The sixth sentence of Section 5.4 (c) of the Merger Agreement shall be deleted in its entirety.

2.4 The defined term “Termination Fee” in Section 8.11(a) of the Merger Agreement shall be amended in its entirety to read as follows.

“Termination Fee” means $40,000,000.

SECTION 3. Top-Up Option. The Company, Parent and Purchaser hereby agree that, notwithstanding the provisions of Section 1.4 of the Merger Agreement and all corresponding references in the Merger Agreement to Top-Up Option, Top-Up Notice, Top-Up Closing, Promissory Note and Top-Up Shares, neither Parent nor Purchaser shall exercise the Top-Up Option under any circumstances and the Company shall not under any circumstances issue to Parent or to Purchaser any Top-Up Shares.

SECTION 4. Effect on Merger Agreement. Other than as specifically set forth herein, all other terms and provisions of the Merger Agreement shall remain unaffected by the terms of this Amendment, and shall continue in full force and effect.

2

SECTION 5. Severability. If any term or other provision of this Amendment is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Amendment shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 6. Captions. The captions herein are included for convenience of reference only and will be ignored in the construction or interpretation hereof.

SECTION 7. Counterparts. This Amendment may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Facsimile or other electronically scanned and transmitted signatures shall be deemed originals for all purposes of this Amendment.

SECTION 8. Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns as provided in the Merger Agreement.

SECTION 9. Governing Law; Jurisdiction; Waiver of Jury Trial.

9.1 This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware. Without regard to the choice of law rules thereof that would result in the application of the Law of any other jurisdiction.

9.2 All actions and proceedings arising out of or relating to this Amendment shall be exclusively heard and determined in the Chancery Court of the State of Delaware or any federal court sitting in the State of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

9.3 Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Amendment.

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

VERIZON COMMUNICATIONS INC.

By:	/s/ John W. Diercksen
Name:	John W. Diercksen
Title:	Executive Vice President – Strategy, Development and Planning

VERIZON HOLDINGS INC.

By:	/s/ John W. Diercksen
Name:	John W. Diercksen
Title:	Executive Vice President – Strategy, Development and Planning

TERREMARK WORLDWIDE, INC.

By:	/s/ Manuel D. Medina
Name:	Manuel D. Medina
Title:	Chief Executive Officer

[Signature Page to Amendment No.1 to Agreement and Plan of Merger]

Terremark Worldwide Notice Administrator

P.O. Box 6177

Novato, CA 94948-6177

TWW